Exhibit 5.1

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May 4, 2022

Gulfport Energy Corporation

3001 Quail Springs Parkway

Oklahoma City, Oklahoma

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to Gulfport Energy Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of an aggregate of up to 2,828,123 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), pursuant to the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on May 4, 2022 which Shares may be issued from time to time in accordance with the terms of the Gulfport Energy Corporation 2021 Stock Incentive Plan (as amended from time to time, the “Plan”).

In reaching the opinions set forth herein, we have examined such documents, records, certificates, resolutions and other instruments as we have considered necessary or advisable for purposes of this opinion letter, including (i) the organizational documents of the Company, including the Amended and Restated Certificate of Incorporation, (ii) minutes and records of the corporate proceedings of the Company, including certain resolutions adopted by the Board of Directors of the Company, (iii) the Plan and (iv) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies, (iii) the legal capacity of all natural persons, (iv) the genuineness of all signatures, (v) the authority of all persons signing all documents submitted to us on behalf of the parties thereto, (vi) that all information contained in all documents reviewed by us is true, correct and complete, and (vii) that the Shares will be issued in accordance with the terms of the Plan. We have not independently established or verified any facts relevant to our opinion expressed herein, but have relied upon statements and representations of officers or other representatives of the Company.

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Chesapeake Energy Corp. May 4, 2022 Page 2

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth herein and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares are duly authorized and when the Shares are issued in accordance with the terms of the Plan and the instruments executed thereunder the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Delaware General Corporation Law.

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances of the Shares by at least the number of Shares and we have assumed that such condition will remain true at all future times relevant to this opinion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof. We assume no obligation to revise or supplement this opinion should the Delaware General Corporation Law be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP